UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to Section 240.14a-12

LIGAND PHARMACEUTICALS INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 17, 2004

Dear Stockholder:

          You are cordially invited to attend the annual meeting of the stockholders of Ligand Pharmaceuticals Incorporated, to be held on Friday, June 11, 2004 at 9:00 a.m. local time at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037.

          Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting and proxy statement.

          Your vote is important, so even if you plan to attend the meeting, I encourage you to sign, date and return the enclosed proxy promptly in the accompanying reply envelope or, if you prefer, you may vote by telephone or on the internet. This will ensure your vote is counted whether or not you are able to attend. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so automatically by voting in person at the annual meeting.

          We look forward to seeing you at the annual meeting.

/s/ David E. Robinson
David E. Robinson
Chairman, President and Chief Executive Officer

San Diego, California

YOUR VOTE IS IMPORTANT

     In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy or vote by internet or telephone as described in the enclosed proxy materials as promptly as possible. If you are voting by mail, please return it in the enclosed envelope. You do not need to add postage if mailed in the United States.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FRIDAY, JUNE 11, 2004

     Dear Stockholder:

          The annual meeting of stockholders of Ligand Pharmaceuticals Incorporated (the “Company”) will be held at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037 on Friday, June 11, 2004 at 9:00 a.m., for the following purposes:

1.     To elect a Board of Directors for the following year. Management has nominated the following persons for election at the meeting: David E. Robinson, Henry F. Blissenbach, Alexander D. Cross, John Groom, Irving S. Johnson, John W. Kozarich, Carl C. Peck and Michael A. Rocca.

2.     To approve an amendment to the Company’s 2002 Stock Option/Stock Issuance Plan, to increase the number of shares of the Company’s common stock authorized for issuance by 750,000 shares, from 7,575,529 to 8,325,529 shares.

3.     To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, to increase the number of authorized shares of common stock by 70 million shares, from 130 million to 200 million shares

4.     To ratify the selection of Deloitte & Touche LLP as independent accountants for the fiscal year ending December 31, 2004.

5.     To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

          Stockholders of record at the close of business on April 30, 2004 will be entitled to vote at the annual meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the annual meeting will be available for inspection at the offices of the Company and at the meeting. Whether or not you plan to attend the annual meeting in person, please sign, date and return the enclosed proxy in the envelope provided or, if you prefer, you may vote by telephone or on the internet. If you attend the annual meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the annual meeting will be counted. The prompt return of your proxy will assist us in preparing for the annual meeting.

By Order of the Board of Directors

/s/ Warner R. Broaddus
Warner R. Broaddus
Vice President, General Counsel & Secretary

San Diego, California
May 17, 2004

Introduction
Proposal No. 1, Election of Directors
Proposal No. 2, Amendment of the 2002 Stock Option/Stock Issuance Plan
Proposal No. 3, Increase in Number of Authorized Shares of Common Stock
Proposal No. 4, Ratification of Independent Auditors
Stock Ownership
Executive Officers
Executive Compensation and Other Information
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Deadline for Proposals for Next Annual Meeting
Annual Report and Form 10-K
Solicitation of Proxies
Other Business

LIGAND PHARMACEUTICALS INCORPORATED
10275 Science Center Drive
San Diego, California 92121

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
JUNE 11, 2004

          On behalf of the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated, (the “Company”), we are asking for your proxy, to be used at the annual meeting of stockholders to be held on June 11, 2004. The annual meeting will be held at 9:00 a.m. at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla, California 92037. Stockholders of record on April 30, 2004 are entitled to notice of and to vote at the annual meeting. This proxy statement and accompanying proxy materials will be first mailed to stockholders on or about May 17, 2004.

What is the purpose of the annual meeting?

          At our annual meeting, stockholders will act on the items outlined in the Notice of Meeting that is attached to this proxy statement. These include the election of directors, amending our Stock Option/Stock Issuance Plan, increasing the authorized number of common shares and ratifying the appointment of our independent auditors. In addition, following the formal part of the meeting, management will report on the performance of the Company during the past year and will respond to questions from our stockholders. An annual report for the year ended December 31, 2003, is enclosed with this proxy statement.

Who can vote at the meeting?

          Only stockholders of record as of the close of business on the record date, April 30, 2004, are entitled to vote the shares of stock they held on that date. Stockholders may vote in person or by proxy (see “How do I vote” below). Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, will be a quorum for the transaction of business at the meeting. As of the record date, there were 73,871,930 shares of common stock outstanding and only shares of one class of common stock outstanding.

          All votes will be counted by an inspector of elections appointed for the meeting. The inspector will count separately “yes” votes, “no” votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as “present” when determining whether there is a quorum to transact business. Abstentions will be counted as votes on the proposals discussed in this proxy statement and will have the same effect as “no” votes. However, broker non-votes will not be counted as votes on any of the proposals.

How do I vote?

          By Proxy Card

          If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

          All shares represented by a proxy will be voted, and if a stockholder specifies a choice with respect to any item to be acted upon, the shares will be voted in accordance with that choice. If no choice is indicated on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this proxy statement, and in favor of the three other proposals specified in the attached Notice of the Meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting.

          You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices, 10275 Science Center Drive, San Diego, California 92121. You may also revoke your proxy by attending the annual meeting and voting in person.

          By Telephone or Internet

          You may choose instead to vote by telephone or on the Internet. To vote by telephone or Internet, please follow the instructions on the proxy materials enclosed with this proxy statement.

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL NO. 1
ELECTION OF DIRECTORS

          The persons named below have been nominated by management to serve as directors of the Company until the next annual meeting of stockholders and until their successors have been elected and qualified. The Company’s bylaws provide that the authorized number of directors shall be determined by resolution of the Board of Directors or by the stockholders at an annual meeting and shall be within the range of seven to 11 individuals. The authorized number of directors is currently eight. The Board of Directors has selected eight nominees, all of whom are currently directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. The proxies received by the proxyholders cannot be voted for more than eight directors and, unless otherwise instructed, the proxyholders will vote such proxies for the nominees named below. The eight candidates receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting will be elected directors of the Company. As of the date of this proxy statement, the Board of Directors is not aware of any nominee who is unable to or will decline to serve as a director. If, however, any of those named are unable to serve at the time of the annual meeting, the proxyholders will exercise discretionary authority to vote for substitutes.

Nominees

		Year First
Name	Offices Held	Elected Director	Age
David E. Robinson	Chairman, President, Chief Executive Officer and Director	1991	55

Henry F. Blissenbach (A) (C) (N)	Director	1995	61

Alexander D. Cross, Ph.D. (A)	Director	1991	72

John Groom (C) (N)	Director	1995	65

Irving S. Johnson, Ph.D. (C) (N)	Director	1989	78

John W. Kozarich, Ph.D.	Director	2003	54

Carl C. Peck, M.D.	Director	1997	62

Michael A. Rocca (A)	Director	1999	59

(A)	Member of the Audit Committee

(C)	Member of the Compensation Committee

(N)	Member of the Nominating Committee

Business Experience of Director-Nominees

          David E. Robinson has served as President, Chief Executive Officer and a Director since 1991. Since May 1996, Mr. Robinson has also served as Chairman of the Board. Mr. Robinson was Chief Operating Officer at Erbamont, a pharmaceutical company from 1987 to 1990. From 1984 to 1987 Mr. Robinson was President of Adria Laboratories, Erbamont’s North American subsidiary. Before joining Erbamont he was employed in various executive positions for more than 10 years by Abbott Laboratories, most recently as Regional Director of Abbott Europe. Mr. Robinson received his B.A. in political science and history from MacQuaire University, Australia and his M.B.A. from the University of New South Wales, Australia. Mr. Robinson is a Director of BIOCOM San Diego, the Biotechnology Industry Organization and a private company.

          Henry F. Blissenbach has served as a Director since May 1995 and currently serves as chair of the Board’s Compensation and Nominating Committees and is a member of the Audit Committee. Dr. Blissenbach is currently Chairman, President and Chief Executive Officer of Chronimed, Inc., a publicly-held specialty drug distribution company (“Chronimed”), a position he has held since March 2000, having previously served as President and Chief Operating Officer from May 1997 to March 2000. Previously, Dr. Blissenbach served as President of Diversified Pharmaceutical Services, a division of United Health Care, from 1992 to 1997 (now GlaxoSmithKline). He earned his Doctor of Pharmacy (Pharm.D.) degree at the University of Minnesota, College of Pharmacy. He has held an academic appointment in the College of Pharmacy, University of Minnesota, since 1981. Dr. Blissenbach currently serves also as a director of a private company.

          Alexander D. Cross, Ph.D. has served as a Director of Company since March 1991 and currently serves as a member of the Board’s Audit Committee. Dr. Cross has been an independent consultant in the fields of pharmaceuticals and biotechnology since January 1986. Dr. Cross served as President and Chief Executive Officer of Zoecon Corporation, a biotechnology company, from April 1983 to December 1985, and Executive Vice President and Chief Operating Officer from 1979 to 1983. Dr. Cross received his B.Sc., Ph.D. and D.Sc. degrees from the University of Nottingham, England, and is a Fellow of the Royal Society of Chemistry.

          John Groom has served as a Director since May 1995 and currently serves as a member of the Board’s Nominating and Compensation Committees. In 2001, Mr. Groom retired as President and Chief Operating Officer of Elan Corporation, plc (“Elan”) having served in that capacity since January 1997. Previously, he was President, Chief Executive Officer and a Director of Athena Neurosciences, Inc. from 1987 until its acquisition by Elan in July 1996. From 1960 until 1985, Mr. Groom was employed by Smith Kline & French Laboratories (“SK&F”), a division of SmithKline Beckman (now GlaxoSmithKline). He held a number of positions at SK&F including President of SK&F International, Vice President, Europe, and Managing Director, United Kingdom. Mr. Groom currently also serves on the Board of Directors of Elan, Amarin Corporation, plc and CV Therapeutics, Inc, which are public companies, and is also a director of a private company. Mr. Groom is a Fellow of the Association of Certified Accountants (UK).

          Irving S. Johnson, Ph.D. has served as a Director since March 1989 and currently serves as a member of the Board’s Compensation and Nominating Committees. Dr. Johnson has been an independent consultant in biomedical research to, and has served as director of, a number of companies since 1989. From 1953 until his retirement in November 1988, Dr. Johnson held various positions with Eli Lilly & Company, a pharmaceutical company, most recently as Vice President of Research from 1973 until 1988. He currently serves on the Scientific Advisory Boards of the Company. Dr. Johnson holds a Ph.D. in developmental biology from the University of Kansas and a B.S. in chemistry from Washburn Municipal University.

          John W. Kozarich, Ph.D. has served as a Director since March 2003. Dr. Kozarich is President, and Chief Research & Development Officer and a Director of ActivX Biosciences, which he joined in January of 2001. ActivX is a privately held biotechnology company in La Jolla, California. From 1992 to 2001 Dr. Kozarich was vice president at Merck Research Laboratories, where he was responsible for a number of research programs. Dr. Kozarich is also a biotechnology professor at the Scripps Research Institute, and previously held faculty positions at the University of Maryland and Yale University School of Medicine. Dr. Kozarich earned his B.S. in chemistry from Boston College, his Ph.D. in biological chemistry from the Massachusetts Institute of Technology, and was an NIH postdoctoral fellow at Harvard.

          Carl C. Peck, M.D. has served as a Director since May 1997. Dr. Peck has been Professor of Pharmacology and Medicine and Director of the Center for Drug Development Science at Georgetown University

Medical Center since September 1994. Dr. Peck was Boerhaave Professor of Clinical Drug Research at Leiden University from November 1993 to July 1995. From October 1987 to November 1993, Dr. Peck was Director, Center for Drug Evaluation and Research of the FDA. He held a number of academic positions prior to October 1987, including Professor of Medicine and Pharmacology, Uniformed Services University, from 1982 to October 1987. Dr. Peck holds an M.D. and a B.S., both from the University of Kansas, as well as an honorary doctorate from the University of Uppsala. Dr. Peck is a director of two private companies.

          Michael A. Rocca has served as a Director since April 1999 and currently serves as chair of the Board’s Audit Committee. Mr. Rocca was an independent financial consultant from 2000 to 2004 when he retired. Previously he was Senior Vice President and Chief Financial Officer of Mallinckrodt, Inc., a global manufacturer and marketer of specialty medical products, a position he held from April 1994 to October 2000. From 1966 until 1994, Mr. Rocca was employed by Honeywell, Inc., a control technology company. He held a number of positions at Honeywell which included Vice President and Treasurer, Vice President of Finance, Europe, and Vice President and Controller International. Mr. Rocca currently serves on the board of directors of Lawson Software Inc., and St. Jude Medical, Inc., both public companies. Mr. Rocca earned his BBA in accounting from the University of Iowa.

Director Independence

          The Board has determined that, with the exception of Mr. Robinson, each of the Board members is an independent director under the Nasdaq listing standards. The independent directors have two or more regularly scheduled executive sessions per year at which only the independent directors are present.

Board Meetings and Committees

          The Board of Directors of the Company held five meetings and four telephonic meetings and acted by unanimous written consent two times during the fiscal year ended December 31, 2003. During such year, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees on which such director served which were held during the periods in which he served. The Company does not have policy regarding attendance of the directors at the annual meeting. One director, Mr. Robinson, Chairman of the Board, attended the previous annual meeting.

          The Board has an Audit Committee, a Nominating Committee and a Compensation Committee. Each committee is described below. The Board has determined that each member of these committees meets the applicable rules and regulations regarding independence and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to the Company.

          The Audit Committee was established in March 1992 and is primarily responsible for overseeing the Corporation’s accounting and financial reporting processes, auditing of financial statements, systems of internal control, and financial compliance programs. This Committee currently consists of Dr. Cross and Messrs. Blissenbach and Rocca, each of whom is independent as defined under Rule 4350 of the Nasdaq listing standards. The Audit Committee held six meetings and three telephonic meetings and acted by unanimous written consent one time during 2003. The Audit Committee is governed by a written charter approved by the Board of Directors, which was last amended in May 2003 and is attached as Appendix A. The Board of Directors has determined that Michael A. Rocca, Chair of the Audit Committee, is an audit committee financial expert and is independent of the company as defined in the relevant securities law. This determination is based on a qualitative assessment of Mr. Rocca’s level of knowledge and experience based on a number of factors, including his formal education and experience, including as a chief financial officer of a public company.

          The Nominating Committee was established in December 2001 and is responsible for identifying and recommending candidates for director of the Company. The Committee is governed by a written charter which was adopted in 2003 and is attached as Appendix B. The Committee is chaired by Mr. Blissenbach and its current members are Dr. Johnson and Messrs. Blissenbach and Groom. Each member is an independent director under Rule 4200 of the Nasdaq listing standards. The Nominating Committee held one meeting during 2003.

          The Nominating Committee considers nominees recommended by stockholders, if submitted in writing to the Secretary at the Company’s principal executive offices and accompanied by the author’s full name, current address and telephone number. The Committee received no 5% stockholder nominations for the 2004 annual meeting. The Committee has set no specific minimum qualifications for candidates it recommends, but considers each individual’s qualifications, such as high personal integrity and ethics, relevant expertise and professional experience, as a whole. The Committee considers candidates throughout the year and makes recommendations as vacancies occur or the size of the Board expands. Candidates are identified from a variety of sources including recommendations by stockholders, current directors, management, and other parties and the Committee considers all such candidates in the same manner, regardless of source. Under its charter the Committee may retain a paid search firm to identify and recommend candidates.

          The Compensation Committee was established in March 1992 and reviews and approves the Company’s compensation policies, sets executive officers’ compensation and administers the Company’s stock option and stock purchase plans. This committee is chaired by Mr. Blissenbach and currently consists of Dr. Johnson and Messrs. Blissenbach and Groom. Each member is an independent director under Rule 4200 of the Nasdaq listing standards. The Compensation Committee held four meetings and two telephonic meetings and acted by unanimous written consent one time during 2003.

Communicating with the Board of Directors

          Stockholders many communicate with the Board or individual directors by mail, in care of the Secretary, at the Company’s principal offices. Letters are distributed to the Board, or to any individual director or directors as appropriate, depending on the contents of the letter. However, items that are unrelated to the duties and responsibilities of the Board will be excluded. In addition, material that is illegal, inappropriate or similarly unsuitable will be excluded, provided that any letter that is filtered out will be made available to any director upon request.

Director Compensation

          Non-employee Board members are paid fees for their Board service and are reimbursed for expenses incurred in connection with such service. Each director receives an annual fee of $10,000, plus $2,500 per day for each Board meeting attended, $1,000 per day for each committee meeting attended on non-Board meeting dates and $500 per day for each Board meeting in which he participates by telephone. In addition, the Audit Committee Chairman receives an annual fee of $5,000 and the Compensation Committee Chairman receives an annual fee of $2,500. Under a commitment with Dr. Johnson, the Company also pays him $4,000 for each day of service as a member of the Scientific Advisory Board or as a consultant to the Company. The Company also reimburses Dr. Johnson for all reasonable and necessary travel and other incidental expense incurred in connection with such duties.

          Non-employee Board members are also eligible to participate in the Automatic Option Grant Program in effect under the 2002 Stock Option/Stock Issuance Plan. At the 2003 annual meeting of stockholders, each of Messrs. Blissenbach, Groom and Rocca and Drs. Cross, Johnson, Kozarich and Peck received an option to purchase 10,000 shares of common stock with an exercise price of $13.39 per share, the fair market value per share of common stock on the date of their re-election as a non-employee Board member. In connection with his appointment to the Board of Directors in March 2003, Dr. Kozarich received an option to purchase 20,000 shares of common stock with an exercise price of $4.51 per share, the fair market value per share of common stock on the date of his election as a non-employee Board member. Each of the options granted under the Automatic Option Grant Program becomes exercisable for all the option shares upon completion of one year of Board service. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of Board service. Each non-employee Board member re-elected at the 2004 annual meeting will receive an option for 10,000 shares of common stock under the Automatic Option Grant Program of the 2002 Stock Option/Stock Issuance Plan. For further information concerning such automatic option grants to directors, please see “Proposal 2, Amendment of the 2002 Stock Option/Stock Issuance Plan—Automatic Option Grant Program” below.

          Non-employee directors may also elect to apply all or a portion of their cash fee to the acquisition of a special discounted stock option under the Director Fee Option Grant Program of the 2002 Stock Option/Stock Issuance Plan. On January 2, 2004, in connection with such election the directors listed below were each granted an option for the number of shares shown. The numbers include each director’s option grants under this program for 2004.

2004 Director Fee Option Grants

Option
Name	Shares
Henry F. Blissenbach	1,507
John Groom	2,763
John W. Kozarich, Ph.D.	2,763
Carl C. Peck, M.D.	2,763

          Each option has an exercise price of $4.9762 per share, one-third of the fair market value per share of common stock on the grant date, which was $14.93. Accordingly, the fair market value of those shares less the aggregate exercise price was equal to the cash fees for 2004 that such Board member elected to apply to the grant. Each option becomes exercisable in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of Board service during the 2004 calendar year. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination three years following the optionee’s cessation of Board service. For further information concerning this program, please see “Proposal 2—Amendment of the 2002 Stock Option/Stock Issuance Plan—Director Fee Option Grant Program” below.

Recommendation of the Board of Directors

          The Board of Directors unanimously recommends a vote FOR the nominees listed above.

PROPOSAL NO. 2
AMENDMENT OF THE 2002 STOCK OPTION/STOCK ISSUANCE PLAN

          You are being asked to approve an amendment to the Company’s 2002 Stock Incentive Plan (the “2002 Stock Option/Stock Issuance Plan” or the “2002 Plan”) that will increase the number of shares issuable under the 2002 Plan by an additional 750,000 shares.

          The share increase will ensure that the Company will have a sufficient reserve of common stock to provide a comprehensive equity incentive program for the Company’s officers, employees and non-employee Board members to encourage these individuals to remain in the Company’s service and to more closely align their interests with those of the stockholders. The number of shares for which options will be granted to each newly hired or continuing employee will be based on both competitive market conditions and individual performance.

          The following is a summary of the principal features of the 2002 Plan. The summary, however, is not a complete description of all the provisions of the 2002 Plan. Copies of the actual plan document may be obtained by any stockholder upon written request to the Corporate Secretary at the Company’s principal executive offices in San Diego, California.

Plan Structure

          The 2002 Plan contains four separate equity programs:

•	the Discretionary Option Grant Program,

•	the Automatic Option Grant Program,

•	the Stock Issuance Program, and

•	the Director Fee Option Grant Program.

The principal features of these programs are described below. The 2002 Plan is administered by the Compensation Committee of the Board. This committee has complete discretion, subject to the provisions of the 2002 Plan, to authorize option grants and direct stock issuances under the 2002 Plan. However, the Board may also appoint a secondary committee of one or more Board members to have separate but concurrent authority to make option grants and stock issuances under those programs to all eligible individuals other than the Company’s executive officers and non-employee Board members. The term “Plan Administrator,” as used in this proxy statement, will mean either the Compensation Committee or any secondary committee, to the extent each such entity is acting within the scope of its duties under the 2002 Plan. The Plan Administrator does not exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant Program for the non-employee Board members. All grants under those programs are made in strict compliance with the express provisions of each such program.

          Issuable Shares

          Since its adoption, a total of 7,575,529 shares of common stock have been reserved for issuance under the 2002 Plan (including shares transferred from the predecessor plan). As of March 31, 2004, options for 6,033,226 shares of common stock were outstanding under the 2002 Plan, 691,020 shares remained available for future option grant or direct issuance, and 851,283 shares have been issued under the 2002 Plan. Under this proposal 750,000 new shares are to be reserved for issuance under the 2002 Plan.

          In no event may any one participant in the 2002 Plan receive options, separately exercisable stock appreciation rights and direct stock issuances for more than one million shares in any calendar year. If an option expires or is terminated for any reason before all its shares are exercised, the shares not exercised will be available for subsequent option grants or stock issuances under the 2002 Plan. In addition, unvested shares issued under the 2002 Plan and subsequently repurchased by the Company at a price not greater than the original exercise price or issue price paid per share will be added back to the number of shares of common stock reserved for issuance under the 2002 Plan. Accordingly, such repurchased shares will be available for reissuance through one or more subsequent option grants or direct stock issuances under the 2002 Plan. However, shares subject to any option surrendered or canceled in accordance with the stock appreciation right provisions of the 2002 Plan will reduce on a share-for-share basis the number of shares of common stock available for subsequent grants.

          Should any change be made to the common stock issuable under the 2002 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without the Company’s receipt of consideration, then appropriate adjustments will be made to

•	the maximum number and/or class of securities issuable under the 2002 Plan;

•	the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the 2002 Plan;

•	the number and/or class of securities for which grants are to be made under the Automatic Option Grant Program to new or continuing non-employee Board members;

•	the number and/or class of securities and price per share in effect under each outstanding option; and

•	the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2002 Plan.

Such adjustments to the outstanding options will be effected in a manner which will preclude the enlargement or dilution of rights and benefits under those options.

Eligibility

          Officers and employees of the Company and its parent or subsidiaries, whether now existing or subsequently established, non-employee members of the Board and consultants and independent contractors of the Company and its parent and subsidiaries will be eligible to participate in the 2002 Plan.

          As of March 31, 2004, approximately 472 employees and directors, including ten executive officers, and seven non-employee Board members were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The seven non-employee Board members were also eligible to participate in the Automatic Option Grant Program and the Director Fee Option Grant Program.

Valuation

          The fair market value per share of common stock on any relevant date under the 2002 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. If there is no reported selling price for such date, then the fair market value per share will be the closing selling price on the last preceding date for which such quotation exists. On March 31, 2004, the closing selling price per share was $20.10.

Discretionary Grant Program

          Grants

          The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term (up to 10 years) for which any granted option is to remain outstanding.

          Price and Exercisability

          Each granted option will have an exercise price per share not less than 100% of the fair market value per share of common stock on the option grant date, and no granted option will have a term in excess of 10 years. The shares subject to each option will generally become exercisable for fully-vested shares in a series of installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they are immediately exercisable for any or all of the option shares. The shares acquired under such immediately-exercisable options will normally be unvested and subject to repurchase by the Company, at the lower of (i) the exercise price paid per share or (ii) the fair market value per share of common stock at the time of cessation of service if the optionee ceases service with the Company prior to vesting in those shares.

          The exercise price may be paid in cash or in shares of common stock. Outstanding options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm is to effect an immediate sale of the shares purchased under the option and pay to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

          No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee’s lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s immediate family or to a trust established exclusively for one or more such family members or to the optionee’s former spouse, to the extent such transfer or assignment is in furtherance of the optionee’s estate plan or pursuant to a domestic relations order. The optionee may also designate one or more beneficiaries to automatically receive his or her outstanding options at death.

          Termination of Service

          Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator has discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, up to the date of the option’s expiration and/or to accelerate the exercisability or vesting of such options in whole or in part.

          Cancellation/Regrant

          In April 2003, the Board amended the 2002 Plan to remove the cancellation and regrant provision. Thus the 2002 Plan does not provide for the cancellation and regrant of outstanding options.

Stock Issuance Program

          Shares may be sold under the Stock Issuance Program at a price per share not less than their fair market value, payable in cash. Shares may also be issued as a bonus for past services without any cash outlay required of the recipient. Shares of common stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or completion of a specified service period. The Plan Administrator has complete discretion under this program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share rights award.

          The shares issued may be fully and immediately vested upon issuance or may vest upon the recipient’s completion of a designated service period or upon the Company’s attainment of pre-established performance goals. The Plan Administrator has, however, the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

          Any unvested shares for which the requisite service requirement or performance objective is not obtained must be surrendered to the Company for cancellation, and the participant will not have any further stockholder rights with respect to those shares. The Company will, however, repay the participant the lower of (i)

the cash amount paid for the surrendered shares or (ii) the fair market value of those shares at the time of the participant’s cessation of service.

          Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals established for such awards are not attained. The Plan Administrator, however, has the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals are not attained.

Automatic Option Grant Program

          Grants

          Under the Automatic Option Grant Program, eligible non-employee Board members receive a series of option grants over their period of Board service. Each individual who first becomes a non-employee Board member at any time on or after the effective date receives an option grant for 20,000 shares of common stock on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each annual stockholders meeting held after the effective date, each non-employee Board member who is to continue to serve as a non-employee Board member (including individuals who joined the Board prior to the effective date) is automatically granted an option to purchase 10,000 shares of common stock, provided such individual has served on the Board for at least six months. There is no limit on the number of such 10,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service, and non-employee Board members who have previously been in the Company’s employ are eligible to receive one or more such annual option grants over their period of Board service.

          Option Terms

          Each automatic grant has an exercise price per share equal to the fair market value per share of common stock on the grant date and has a maximum term of 10 years. The shares subject to each automatic option grant (whether the initial grant or an annual grant) fully vest and become exercisable upon the completion of one year of Board service measured from the grant date. Additionally, the shares subject to each automatic option grant immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Each option granted under the program remains exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee’s cessation of Board service.

          Each of the non-employee directors elected at the 2004 annual meeting will each receive an automatic option grant under the 2002 Plan. Those options will vest after completion of one year of Board service measured from the 2004 annual meeting.

Director Fee Option Grant Program

          The Director Fee Option Grant Program is implemented for each calendar year until otherwise determined by the Plan Administrator. Under the Director Fee Option Grant Program, each non-employee Board member may elect, prior to the start of each calendar year, to apply all or any portion of the annual fees otherwise payable in cash for his or her period of service on the Board for that year to the acquisition of a special discounted option grant. The option grant is a non-statutory option under the federal tax laws and is automatically made on the first trading day in January in the calendar year for which the director fee election is in effect. The option has a maximum term of 10 years measured from the grant date and an exercise price per share equal to one-third of the fair market value of the option shares on such date. The number of shares subject to each option is determined by dividing the amount of the annual fees applied to the acquisition of that option by two-thirds of the fair market value per share of common stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) is equal to the portion of the annual fees applied to the acquisition of the option. The dollar amount of the fee subject to the Board member’s election each year is equal to his or her annual retainer fee, plus the number of regularly-scheduled Board meetings for that year multiplied by the per Board meeting fee in effect for such year. Under the 2002 Plan, the current annual dollar amount of the fee that can be applied is $27,500 for each non-employee director, plus $5,000 for the Audit Committee chair or $2,500 for the Compensation Committee chair.

          The option is exercisable in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of Board service in the calendar year for which the fee election is in effect, subject to full and immediate acceleration upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Each option granted under the program remains exercisable for vested shares until the earlier of (i) the expiration of the 10-year option term or (ii) the expiration of the 3-year period measured from the date of the optionee’s cessation of Board service.

General Plan Provisions

          Valuation

          For all valuation purposes under the 2002 Plan, the fair market value per share of common stock on any date is deemed equal to the closing selling price per share on that date, as reported on the Nasdaq National Market. If there is no reported selling price for such date, then the fair market value per share is the closing selling price on the last preceding date for which such quotation exists. On March 31, 2004, the closing selling price per share was $20.10.

          Vesting Acceleration

          In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator has complete discretion to grant one or more options under the Discretionary Option Grant Program which will become fully exercisable for all the option shares in the event those options are assumed in the acquisition and the optionee’s service with the Company or the acquiring entity is involuntarily terminated within a designated period (not to exceed 18 months) following such acquisition. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The Plan Administrator also has the authority to grant options which will immediately vest upon an acquisition of the Company, whether or not those options are assumed by the successor corporation.

          The Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in ownership or control of the Company (whether by successful tender offer for more than 50% of the outstanding voting stock or by a change in the majority of the Board by reason of one or more contested elections for Board membership). Such accelerated vesting may occur either at the time of such change in ownership or control or upon the subsequent involuntary termination of the individual’s service within a designated period (not to exceed 18 months) following such change in ownership or control.

          The shares subject to each option under the Automatic Option Grant and Director Fee Option Grant Programs immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of the Company’s outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership.

          The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

          Stock Appreciation Rights

          The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Plan:

          Tandem stock appreciation rights, which may be granted under the Discretionary Option Grant Program, provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for those shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of common stock.

                Limited stock appreciation rights may be granted under the Discretionary Option Grant Program to one or more officers of the Company as part of their option grants, and such rights will automatically be included as part of each grant made under the Automatic Option Grant and Director Fee Option Grant Programs. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company’s outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (a) the highest price per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

          Financial Assistance

          In April 2003, the Board amended the 2002 Plan to remove the financial assistance provision. Thus the 2002 Plan does not provide for loans or financing by the Company for the exercise of options or the purchase of shares.

          Special Tax Election

          The Plan Administrator may provide one or more holders of options or unvested share issuances under the 2002 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals may become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

Amendment and Termination

          The Board may amend or modify the 2002 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 2002 Plan will terminate on the earlier of

•	March 7, 2012 or

•	the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Stock & Option Awards to Officers & Directors

          The table below shows, as to the Company’s Chief Executive Officer, each of the other four most highly-compensated executive officers of Company (collectively, the “Named Executive Officers”) and the various indicated individuals and groups, the number of shares of common stock subject to options granted under the 2002 Plan between January 1, 2003 and March 31, 2004, together with the weighted average exercise price payable per share.

		Weighted
	Options Granted	Average Exercise
	(Number of	Price of Granted
Name and Principal Position	Shares)	Options ($)
David E. Robinson Chairman of the Board, President, Chief Executive Officer and Director-Nominee	175,000	$9.25

Giambattista Aliprandi Senior Vice President, Technical, Supply and International Operations	30,000	14.63

James J. L’Italien Senior Vice President, Regulatory & Compliance	25,000	9.25

Paul V. Maier Senior Vice President, Chief Financial Officer	75,000	9.25

Andres F. Negro-Vilar Executive Vice President, Research and Development and Chief Scientific Officer	75,000	9.25

Henry F. Blissenbach Director-Nominee	15,620	9.5325

Alexander D. Cross, Ph.D. Director-Nominee	13,770	10.2232

John Groom Director-Nominee	20,304	7.9491

Irving S. Johnson Director-Nominee	10,000	13.39

John W. Kozarich, Ph.D. Director-Nominee	22,763	4.5666

Carl C. Peck, M.D. Director-Nominee	20,304	7.9491

Michael A. Rocca Director-Nominee	18,931	7.9390

All current directors who are not executive officers (7 persons)	121,674	8.2225

All current executive officers as a group (10 persons)	562,500	10.1194

All employees who are not executive officers (304 persons)	931,609	11.5869

New Plan Benefits

          As of March 31, 2004, no options have been granted, and no direct stock issuances have been made under the share increase being proposed. Each of the non-employee Board members will, upon his re-election to the Board at the annual meeting, receive an option grant under the 2002 Plan’s Automatic Option Grant Program for 10,000 shares of common stock, namely Messrs. Blissenbach, Groom, and Rocca and Drs. Cross, Johnson,

Kozarich and Peck. Each option will have an exercise price per share equal to the fair market value per share of common stock on the grant date.

Compensation Plans

          We have two compensation plans approved by stockholders under which our equity securities are authorized for issuance to employees or directors in exchange for goods or services: The 2002 Stock Option/Stock Issuance Plan (effective May 16, 2002) which is the successor plan to the 1992 Stock Option/Stock Issuance Plan; and The 2002 Employee Stock Purchase Plan (effective July 1, 2002) which is the successor plan to the 1992 Employee Stock Purchase Plan.

          The following table summarizes information about our equity compensation plans at December 31, 2003:

(c)
Number of securities
	(a)		remaining available for future
	Number of securities to be	(b)	issuance under equity
	issued upon exercise of	Weighted-average exercise	compensation plans
	outstanding options,	price of outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders	6,163,522	$11.2718	1,140,733 [1]
Equity compensation plans not approved by security holders[2]	—	—	—

	6,163,522	$11.2718	1,140,733

     1At December 31, 2003, 834,883 and 305,850 shares were available under the 2002 Option Plan and the 2002 Employee Stock Purchase Plan, respectively, for future grants of stock options or sale of stock.

     2There are no equity compensation plans (including individual compensation arrangements) not approved by the Company’s security holders.

Federal Income Tax Consequences

          Option Grants

          Options granted under the 2002 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code (the “Code”) or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

          Incentive Options. The optionee recognizes no taxable income at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will be included in the optionee’s income for purposes of the alternative minimum tax. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

          Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the lesser of the fair market value of those shares on the exercise date or the sale date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

          If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date or the sale date, if less, over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

          Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

          If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

          The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction is in general allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

          Stock Appreciation Rights

          No taxable income is recognized upon receipt of a stock appreciation right. The holder recognizes ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder is required to satisfy the tax withholding requirements applicable to such income.

          The Company is entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction generally is allowed for the taxable year in which such ordinary income is recognized.

          Direct Stock Issuance

          The tax principles applicable to direct stock issuances under the 2002 Plan are substantially the same as those summarized above for the exercise of non-statutory option grants.

          Deductibility of Executive Compensation

          The Company believes that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options under the Discretionary Option Grant or Automatic Option Grant Programs qualifies as performance-based compensation for purposes of Code Section 162(m) and does not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options remains deductible by the Company without limitation under Code Section 162(m). Option grants under the Director Fee Option Grant Program do not qualify as performance-based compensation, and any income tax deductions attributable to the exercise of those options are subject to the $1 million limitation.

Accounting Treatment

          Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date result in a compensation expense to the Company’s earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense is amortized against the Company’s earnings over the period that the option shares or issued shares are to vest.

          Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant generally do not result in any charge to the Company’s earnings, but the Company must disclose, in pro forma statements to the Company’s financial statements, the impact those option grants would have upon the Company’s reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully diluted basis.

          In addition, any option grants made to non-employee consultants (but not non-employee board members) result in a direct charge to Company’s reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge is accordingly adjusted to reflect the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

          Should one or more optionees be granted stock appreciation rights that have no conditions upon exercisability other than a service or employment requirement, then such rights would result in a compensation expense to the Company’s earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

Stockholder Approval

          The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the annual meeting is required for approval of the amendment to the 2002 Plan. Should such stockholder approval not be obtained, then the 750,000-share increase to the share reserve will not be implemented and no options will be granted on the basis of such increase. However, in the absence of such stockholder approval, the 2002 Plan will continue to remain in effect, and option grants and direct stock issuances may continue to be made pursuant to the provisions of the 2002 Plan in effect prior to the amendment summarized in this proposal until the available reserve of common stock as last approved by the stockholders has been issued pursuant to the exercise of options granted or direct stock issuances made under the 2002 Plan.

Recommendation of the Board of Directors

          The Board of Directors believes that the amendment of the 2002 Plan is necessary in order to continue to provide equity incentives to attract and retain the services of high quality employees. The Board of Directors unanimously recommends a vote FOR the amendment.

PROPOSAL NO. 3
APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

          The Board of Directors is requesting your approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 130,000,000 shares to 200,000,000 shares. Additionally, 5,000,000 shares of preferred stock are currently authorized under the Certificate of Incorporation, which will result in a total of 205,000,000 shares of capital stock authorized if this proposal is approved at the annual meeting.

          The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the additional common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

          On March 31, 2004, there were 73,459,047 shares of common stock outstanding. On a fully-diluted basis, i.e. if all outstanding options, warrants and convertible notes had been exercised or converted into common stock, there would have been 105,591,298 shares of common stock outstanding on March 31, 2004. In addition to the shares, options, warrants and convertible notes outstanding, the Board of Directors has reserved 1,725,875 additional shares for issuance upon exercise of options and rights which may be granted in the future under the Company’s stock option and stock purchase plans, assuming approval of the proposal above to increase the number of shares under the 2002 Stock Option Plan.

          The Board of Directors desires to have the additional common shares available to provide flexibility to use its capital stock for business and financial purposes in the future. The Board of Directors does not currently have any plans or commitments to issue any of the additional Common Shares. The additional shares may be used for various purposes without further stockholder approval, subject to applicable laws and Nasdaq listing requirements that may require stockholder approval for certain issuances of additional shares. These purposes may include: raising capital; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; giving effect to any rights under our shareholder rights plan; stock splits; providing equity incentives to employees; officers or directors; and other purposes.

Stockholder Approval

          The affirmative vote of the holders of a majority of the outstanding shares of the common stock will be required to approve this amendment to the Company’s Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

Recommendation of the Board of Directors

          The Board of Directors unanimously recommends that the stockholders vote FOR the amendment to the Certificate of Incorporation to increase the authorized shares of common stock from 130 million to 200 million.

PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT AUDITORS

           You are being asked to ratify the selection of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2004. Neither the firm nor any of its members has any relationship with the Company or any of its affiliates, except in the firm’s capacity as the Company’s auditor.

          Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent auditors is not required by Delaware law, the Company’s certificate of incorporation, the Company’s bylaws, or otherwise. However, the Audit Committee is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors or its Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the year if such a change would be in the Company’s and its stockholders’ best interests.

          Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares represented and voting at the annual meeting will be required to ratify the selection of Deloitte & Touche LLP.

Independent Auditor’s Fees

          The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in 2003 and 2002 are summarized in the following table:

	2003	2002
Audit fees (1)	$150,185	$191,775
Audit-related fees (2)	19,130	21,410
Tax fees (3)	40,840	51,802
All other fees	—	—

	$210,155	$264,987

Ratio of Tax Planning and Advice Fees and All other fees to Audit fees, Audit-related fees and Tax compliance fees	N/A	0.04:1

(1)	Fees for audit services in 2003 and 2002 consisted of the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings, and consents required in connection with various Company filings on Forms S-3 and S-8. Fees for audit services in 2002 also include comfort letters required in connection with the Company’s convertible notes offering.

(2)	Fees for audit-related services in 2003 and 2002 consisted of the audit of the Company’s 401-K employee benefit plan and consultations on financial accounting and reporting standards.

(3)	Fees for tax services in 2003 and 2002 consisted of U.S. Federal, state and Canada tax compliance filings. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in the tax filings. Fees for tax services in 2002 also include tax advice and planning fees of $9,222 related to value added tax calculations and reporting in the European Union.

          In considering the nature of the services provided by Deloitte & Touche LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche LLP and Company management to determine that they are permitted under the rules and regulation concerning auditor independence promulgated by the U.S. Securities and Exchange Commission (the “SEC”) to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

          The services performed by Deloitte & Touche LLP in 2003 were pre-approved in accordance with the requirements of the Audit Committee Charter approved by the Audit Committee at its May 20, 2003 meeting.

          Except as stated above, there were no other fees billed by Deloitte & Touche LLP for 2003. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Deloitte & Touche LLP. None of the fees paid to the independent auditors under the categories Audit-related fees, Tax fees, and All Other fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimus exception established by the SEC.

Recommendation of the Board of Directors

          The Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP to serve as the Company’s independent auditors for the year ending December 31, 2004.

STOCK OWNERSHIP

How much stock is held by Ligand’s directors, executive officers and largest stockholders?

          The following table shows, based on information we have, the beneficial ownership of the Company’s common stock as of March 31, 2004, by

•	all persons who are beneficial owners of 5% or more of the Company’s common stock,

•	each director and nominee for director,

•	the Named Executive Officers and

•	all current directors and executive officers as a group.

          Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 73,459,047 shares of common stock outstanding on March 31, 2004. Shares of common stock underlying options and convertible notes includes options which are currently exercisable or will become exercisable and convertible notes which are currently convertible or will become convertible within 60 days after March 31, 2004, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. The address for individuals for whom an address is not otherwise indicated is 10275 Science Center Drive, San Diego, CA 92121.

		Shares Beneficially
	Number of Shares	Owned via Options,
	Beneficially	Warrants or	Percent of
Beneficial Owner	Owned	Convertible Notes	Class Owned
Orbimed Advisors, Inc.(1) 767 Third Avenue, 30th Floor New York, New York 10017	7,209,422	—	9.8

PRIMECAP Management Company(2) 225 So. Lake Avenue #400 Pasadena, CA 91101	5,631,265	—	7.7

Highbridge Capital Corporation(3) PO Box 30554 Seven Miles Beach Grand Cayman Islands E9	3,932,805	3,932,805	5.1

Pioneer Global Asset Management S.p.A.(4) 6 Galleria San Carlo 6 20122 Milan, Italy	3,928,270	—	5.4

BB Biotech AG(5) Vordergasse 3 CH-8200 Schaffhausen, Switzerland	3,700,000	—	5.0

Henry F. Blissenbach	94,465	89,465	*

Alexander D. Cross	106,650	70,006	*

John Groom	95,735	95,735	*

Irving S. Johnson	89,165	66,236	*

John W. Kozarich	25,922	20,922	*

Carl C. Peck	85,499	79,499	*

Michael A. Rocca	62,799	54,799	*

David E. Robinson	1,069,737	675,894	1.4

Giambattista Aliprandi	107,084	107,084	*

James J. L’Italien	43,438	43,438	*

Paul V. Maier	347,593	276,069	*

Andres F. Negro-Vilar	301,754	294,521	*

Directors and executive officers as a group (17 persons)	2,728,615	2,163,742	3.6

*	Less than 1%

(1)	Pursuant to a Schedule 13G/A filed February 18, 2004 by Orbimed Advisors, Inc. which reported shared voting and dispositive power over 7,209,422 shares.

(2)	Pursuant to a Schedule 13G/A filed March 12, 2004 by PRIMECAP Management Company, which reported sole voting power over 815,965 shares and dispositive power over 5,631,265 shares.

(3)	Pursuant to a Schedule 13G filed February 13, 2004 by Highbridge Capital Corp., which reported beneficial ownership of and shared voting power over 3,932,805 shares.

(4)	Pursuant to a Schedule 13G/A filed February 10, 2004 by Pioneer Global Asset Management S.p.A., which reported sole voting and dispositive power over 3,928,270 shares.

(5)	Pursuant to a Schedule 13G filed April 14, 2004 by BB Biotech AG, which reported shared voting and dispositive power over 3,700,000 shares.

EXECUTIVE OFFICERS

          The executive officers of the Company as of March 31, 2004 were:

Name	Age	Position
David E. Robinson	55	Chairman of the Board, President, Chief Executive Officer and Director

Giambattista Aliprandi	61	Senior Vice President, Technical, Supply and International Operations

James J. L’Italien, Ph.D.	51	Senior Vice President, Regulatory Affairs and Compliance

Paul V. Maier	56	Senior Vice President, Chief Financial Officer

Andres F. Negro-Vilar, M.D., Ph.D.	64	Executive Vice President, Research and Development and Chief Scientific Officer

William A. Pettit	54	Senior Vice President, Human Resources and Administration

Warner R. Broaddus	41	Vice President, General Counsel & Secretary

Eric S. Groves, M.D., Ph.D.	61	Vice President, Project Management

Martin D. Meglasson, Ph.D.	54	Vice President, Discovery Research

Tod G. Mertes	39	Vice President, Controller and Treasurer

          David E. Robinson is being considered for the position of director of the Company. See “Election of Directors” for a discussion of Mr. Robinson’s business experience.

          Giambattista Aliprandi joined Ligand in January 1999 as Vice President, Senior Corporate Controller, was elected an officer of the Company in May 2001 and became Senior Vice President, Technical Supply & International Operations in May 2003. Prior to joining Ligand, he was an independent consultant to several companies (including Ligand) in the areas of acquisitions, manufacturing and planning. From 1994 to 1997, he was the Vice President, Corporate Controller at Pirelli Cavi S.p.A, a multinational cable and telecommunication equipment company in Milano, Italy. From 1991 to 1994, he was the Senior Vice President, Administration and Chief Financial Officer at Himont Inc., a U.S-based multinational polyolefin company. From 1984 to 1990, he was employed at Erbamont Inc., a U.S.-based multinational pharmaceutical company where his most recent position was Vice President, Chief Financial Officer. Mr. Aliprandi held various management positions with The Singer Company from 1963 to 1984. Mr. Aliprandi earned an accounting degree from Istituto Mosè Bianchi in Italy.

          James J. L’Italien, Ph.D. joined the Company in June 2002 as Senior Vice President, Regulatory Affairs and Compliance. Prior to joining Ligand, Dr. L’Italien was Vice President, Global Regulatory Affairs at Baxter BioScience, a division of Baxter Healthcare Corporation. From 1994 to 1998, he served at Amylin Pharmaceuticals, Inc. as Senior Director and then as Vice President, Pharmaceutical Development. Dr. L’Italien also has served as Director, Quality and Technical Affairs at Ortho Biotech, a Johnson & Johnson Company (1991 to 1994) and as Associate Director, Analytical Development at SmithKline Beecham (1987 to 1991). Dr. L’Italien received his Ph.D. in protein biochemistry from Boston University and a B.S. in chemistry from Merrimack College.

          Paul V. Maier joined the Company in October 1992 as Vice President, Chief Financial Officer and became Senior Vice President, Chief Financial Officer in November 1996. Prior to joining the Company, Mr. Maier served as Vice President, Finance at DFS West, a division of DFS Group, L.P., a private multinational retailer from October 1990 to October 1992. From February 1990 to October 1990, Mr. Maier served as Vice President and Treasurer of ICN Pharmaceuticals, Inc., a pharmaceutical and biotechnology research products company. Mr. Maier held various positions in finance and administration at SPI Pharmaceuticals, Inc., a publicly held subsidiary of ICN Pharmaceuticals Group, from 1984 to 1988, including Vice President, Finance from February 1984 to February 1987. He is a member of the Board of Directors of Entropin, Inc., a public development stage company. Mr. Maier received an M.B.A. from Harvard Graduate School of Business and a B.S. from Pennsylvania State University.

          Andres F. Negro-Vilar, M.D., Ph.D. joined the Company in September 1996 as Senior Vice President, Research, and Chief Scientific Officer, became Senior Vice President, Research and Development and Chief Scientific Officer in December 1999 and was elected Executive Vice President, Research and Development and Chief Scientific Officer in May 2003. Prior to joining the Company, Dr. Negro-Vilar was Vice President of Research and Head of the Women’s Health Research Institute for Wyeth-Ayerst Laboratories from 1993 to 1996. From 1983 to 1993, Dr. Negro-Vilar served at the National Institute of Environmental Health Sciences of the National Institutes of Health as the Director of Clinical Programs and Chief of the Laboratory of Molecular and Integrative Neurosciences. Dr. Negro-Vilar received an M.D. from the University of Buenos Aires, Argentina, a Ph.D. in physiology from the University of Sao Paulo, Brazil, and a B.S. in science from Belgrano College.

          William A. Pettit joined the Company in November 1996 as Senior Vice President, Human Resources and Administration. Prior to joining the Company, Mr. Pettit was Senior Vice President, Human Resources at Pharmacia & Upjohn, Inc., a global pharmaceutical and healthcare company, where he was employed from 1986 to 1996. From 1984 to 1986, Mr. Pettit served as Corporate Director, Human Resources at Browning Ferris Industries, a waste services company. From 1975 to 1984, Mr. Pettit served in various positions at Bristol-Myers Company, now Bristol-Myers Squibb Company, including Director, Human Resources. Mr. Pettit received a B.A. in English from Amherst College.

          Warner R. Broaddus joined Ligand in November 2001 as Vice President, General Counsel & Secretary. Prior to joining Ligand, Mr. Broaddus served as General Counsel and Secretary of Invitrogen Corporation, a biotechnology reagents & equipment maker, where he was employed from October 1994 to November 2000. In that capacity he had overall responsibility for the company’s legal affairs, including intellectual property, securities and corporate governance. From 1986 to 1990, Mr. Broaddus was an analyst for Morgan Stanley & Co. and UBS Securities, Inc. (now UBS Warburg). Mr. Broaddus holds a J.D. from the University of San Diego and a B.S. from the University of Virginia.

          Eric S. Groves, M.D., Ph.D. joined Ligand in August 1999 as Vice President, Project Management. From 1994 until joining Ligand, Dr. Groves held a number of positions at Sanofi Pharmaceuticals, most recently as Vice President, Project Direction where he was responsible for the worldwide strategy of and project direction for late-stage Sanofi oncology projects. From May 1991 through October 1994, Dr. Groves had served as Senior Project Director for the research division of Sterling Winthrop Corporation, and served as acting Vice President, Discovery and Clinical Research, Immunoconjugate Division. He was Director, Clinical Research and Development at CETUS Corporation from 1989 through 1991. Dr. Groves received his B.S. degree from Massachusetts Institute of Technology and his Ph.D. in physics from the University of Pennsylvania. He earned his M.D. at the University of Miami and completed an oncology fellowship at the National Cancer Institute.

          Martin D. Meglasson, Ph.D. joined the Company in February 2004 as Vice President, Discovery Research. Prior to joining the Company, Dr. Meglasson was Director of Preclinical Pharmacology and the functional leader for research into urology, sexual dysfunction, and neurological diseases at Pharmacia, Inc. from1998 to 2003. From 1996 to 1998, Dr. Meglasson served as Director of Endocrine and Metabolic Research and functional leader for diabetes and obesity research at Pharmacia & Upjohn. From 1988 to 1996, he was a researcher in the fields of diabetes and obesity at The Upjohn Co. and Assistant Professor, then Adjunct Associate Professor of Pharmacology at the University of Pennsylvania School of Medicine. Dr. Meglasson received a Ph.D. in pharmacology from the University of Houston.

          Tod G. Mertes, CPA, joined Ligand in May 2001 as Director of Finance and was elected Vice President, Controller and Treasurer of the Company in May 2003. Prior to joining Ligand, Mr. Mertes was Chief Financial Officer at Combio Corporation and prior to Combio spent 12 years with PricewaterhouseCoopers in San Diego, California and Paris, France, most recently as an audit senior manager. Combio subsequently terminated its operations and filed a petition for bankruptcy in 2001. Mr. Mertes is a Certified Public Accountant and received a B.S. in business administration from California Polytechnic State University at San Luis Obispo.

Code of Conduct

     The Board of Directors has adopted a Code of Conduct and Ethics Policy (“Code of Conduct”) that applies to all officers, directors and employees. The Company will promptly disclose any material amendment or waiver to the Code of Conduct which affects any corporate officer. The Code of Conduct was filed with the SEC as an exhibit to our report on Form 10-K for the year ended December 31, 2003, which can be accessed via our website (http://www.ligand.com), Investor Relations page, under “SEC Filings” or via the SEC’s EDGAR web page (http://www.sec.gov/edgar/searchedgar/webusers.htm). You may also request a free copy by writing to:

Investor Relations
Ligand Pharmaceuticals, Inc.
10275 Science Center Drive
San Diego, CA 92121

EXECUTIVE COMPENSATION AND OTHER INFORMATION

How are the senior executives compensated?

          The following table summarizes the compensation earned by the Named Executive Officers, i.e. the Chief Executive and the next four most highly-compensated executive officers, for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2003, 2002 and 2001:

SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation	All Other
	Annual Compensation				Awards	Compensation($)(4)
					Securities
					Underlying
				Other Annual	Options/
Name and Principal Position	Year	Salary($)(1)	Bonus($)(2)	Compensation ($)(3)	SARs(#)
David E. Robinson	2003	623,333	—	334,966	175,000	2,322
Chairman of the Board,	2002	600,000	50,000	0	100,000	1,242
President and CEO	2001	573,945	100,000	0	50,000	1,242

Giambattista Aliprandi	2003	240,375	—	4,000	30,000	3,313
Senior Vice President,	2002	229,500	48,000	2,500	30,000	3,180
Technical, Supply and International	2001	219,275	59,200	11,250	40,000	1,921
Operations

James J. L’Italien(5)	2003	240,000	—	—	25,000	1,178
Senior Vice President,	2002	120,212	30,000	9,590	80,000	400
Regulatory & Compliance	2001	—	—	—	—	—

Paul V. Maier	2003	287,500	—	54,268	75,000	2,322
Senior Vice President,	2002	273,500	54,200	0	40,000	2,322
Chief Financial Officer	2001	259,109	66,000	0	40,000	1,240

Andres F. Negro-Vilar	2003	407,500	—	211,352	75,000	3,564
Senior Vice President,	2002	382,500	75,700	0	30,000	3,564
Research and Development and Chief	2001	369,550	88,700	0	40,000	35,544
Scientific Officer

(1)	Compensation deferred at the election of the executive, pursuant to the Ligand Pharmaceuticals 401(k) Plan and Ligand Deferred Compensation Plan are included in the year earned.

(2)	Bonus to be paid for services rendered during 2003 will be determined following the filing date of this proxy statement.

(3)	Amounts which are not otherwise described in this note represent the value of excess earnings on contributions to the Deferred Compensation Plan that were either paid or for which payment was deferred at the election of the officer. The amounts for 2003 include $4,000 of housing allowance for Mr. Aliprandi. The amounts for 2002 include the following: for Dr. L’Italien, $9,590 of relocation reimbursement; for Mr. Aliprandi, $2,500 of housing allowance. The amounts for 2001 include $11,250 of housing allowance for Mr. Aliprandi.

(4)	Amounts which are not otherwise described in this note for the Named Executive Officers represent the value of life insurance premiums. The amount for Dr. Negro-Vilar, includes $31,980 loan forgiveness for 2001.

(5)	Dr. L’Italien joined the Company in 2002.

What stock options and stock appreciation rights did the senior executives receive in the last year?

          The following table provides information on the option grants made to the Named Executive Officers, i.e. the Chief Executive Officer and the next four most highly-compensated executive officers, during the fiscal year ended December 31, 2003. For all employees (including the executive officers, but excluding the non-employee directors), options to purchase a total of 1,292,350 shares of stock were granted during the same fiscal year. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants

					Potential Realizable
					Value at Assumed
		% of Total			Annual Rates of
	Number of	Options/SARs			Stock Price
	Securities	Granted to			Appreciation for
	Underlying	Employees in	Exercise or		Option Term
	Options/SARs Granted	Fiscal	Base Price	Expiration
Name	(#)	Year	($/Sh)	Date	5%($)	10%($)
David E. Robinson	175,000	13.1454%	9.25	4/29/2013	1,018,023	2,579,870
Giambattista Aliprandi	30,000	2.2535	14.63	7/24/2013	276,022	699,494
James J. L’Italien	25,000	1.8779	9.25	4/29/2013	145,432	368,553
Paul V. Maier	75,000	5.6337	9.25	4/29/2013	436,295	1,105,658
Andres F. Negro-Vilar	75,000	5.6337	9.25	4/29/2013	436,295	1,105,658

          Each option has a maximum term of 10 years measured from such grant date, subject to earlier termination upon the optionee’s cessation of service with the Company. The shares subject to each option are only exercisable if vested and will vest in four successive equal annual installments upon the optionee’s completion of each year of service with the Company over the four-year period measured from the option grant date. The vesting of the shares subject to the options granted to Mr. Robinson will accelerate in connection with his termination of employment under certain circumstances, including a change in control of the Company. The shares subject to the options granted to the other Named Executive Officers will immediately vest in full in the event their employment were to terminate following certain changes in control of the Company. These arrangements are described below in “Employment, Severance and Change of Control Arrangements with Executive Officers.”

          The Plan Administrator may grant tandem stock appreciation rights in connection with option grants which require the holder to elect between the exercise of the underlying option for shares of common stock and the surrender of such option for a distribution from the Company, payable in cash or shares of common stock, based upon the appreciated value of the option shares.

          The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The optionee may be permitted, subject to the approval of the plan administrator, to apply a portion of the shares purchased under the option, or to deliver existing shares of common stock, in satisfaction of such tax liability.

          The Company does not provide assurance to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

What stock options and stock appreciation rights did the senior executives exercise or hold last year?

          The following table shows information concerning option exercises and holdings for the year ended December 31, 2003 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying
			Unexercised Options/SARs		Value of Unexercised In-the-Money
	Shares	Value	at December 31, 2003		Options/SARs at December 31, 2003
	acquired	realized
Name	on exercise	($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
David E. Robinson	0	0	689,436	233,854	$2,238,202	$911,696
Giambattista Aliprandi	0	0	93,438	66,562	213,154	72,946
James J. L’Italien	0	0	32,500	72,500	214,766	463,634
Paul V. Maier	1,643	4,469	261,439	106,667	1,057,940	415,741
Andres Negro-Vilar	0	0	276,292	99,583	1,093,502	412,678

          Valued realized on exercise is based upon the market price of the purchased shares on the exercise date less the option exercise price paid for those shares. Value of unexercised in-the-money options is equal to the fair market value of the securities underlying the option at fiscal year-end, $14.69 per share, less the exercise price payable for those securities.

Employment, Severance and Change of Control Arrangements with Named Executive Officers

          In May 1996, the Company entered into an employment agreement with Mr. Robinson pursuant to which he is to be employed as President and Chief Executive Officer. This agreement automatically renewed for three years on May 1, 2002, i.e. until May 1, 2005, and will automatically be renewed for successive additional three year terms unless earlier terminated by the Company or Mr. Robinson. During the remainder of the employment term, Mr. Robinson will receive a base salary of at least $561,834 per year and annual incentive bonuses based upon his performance and the Company’s attainment of designated performance goals. If Mr. Robinson’s employment is terminated without cause, or if he resigns for specified reasons, such as

•	a change in position, duties and responsibilities without consent,

•	a reduction in salary or benefits, or

•	certain events occurring upon a change in control of the Company,

he will be entitled to a severance payment equal to 24 months of base salary, at the rate in effect for him at the time of such termination, and all of his outstanding options will, except under certain limited circumstances, vest and become exercisable for all the option shares on an accelerated basis in connection with his termination of employment, including a termination following a change in control of the Company.

          In September 1996, the Company entered into an employment agreement with Dr. Negro-Vilar pursuant to which he is employed as Senior Vice President, Research and Chief Scientific Officer for an unspecified term. The agreement provides that Dr. Negro-Vilar is an at-will employee. In connection with the agreement, the Company loaned Dr. Negro-Vilar the principal sum of $150,000 with an interest rate of 6.6% per annum. The principal balance, together with accrued interest, was forgiven in five successive equal annual installments upon his completion of each year of employment with the Company over the five-year period measured from November 1996. In addition, Dr. Negro-Vilar was granted an option to purchase 100,000 shares of the common stock at an exercise price of $12.13 per share. The shares vested in a series of monthly installments over the four-year period measured from the grant date. In the event his employment is terminated without cause, he will be entitled to 12 months of salary continuation payments, and all of his outstanding options will immediately vest and become exercisable for all of the option shares.

          In September 1992, Ligand entered into an employment agreement with Paul V. Maier pursuant to which Mr. Maier is employed as Senior Vice President and Chief Financial Officer for an unspecified term. The agreement provides that Mr. Maier is an at-will employee. In connection with the agreement, Ligand loaned Mr. Maier $75,000 which, with the accrued interest, was forgiven in equal annual installments over five years. In connection with the agreement, Mr. Maier was granted an option to purchase 81,188 shares of common stock, which shares vested over four years, at an average price of $8.87 per share. If Mr. Maier’s employment is terminated by the Company without cause, he will be entitled to six months base salary.

          The Company has entered into an agreement with each employee holding one or more outstanding options under the 2002 Plan, including each of the Named Executive Officers other than Mr. Robinson, pursuant to which such options will automatically vest on an accelerated basis in the event that such individual’s employment is terminated following

           In June 2002, Ligand entered into an agreement with Mr. L’Italien that provided for a one-time sign-on bonus of $85,000 that was paid in 2003. In May 2003, Ligand entered into an agreement with Mr. Aliprandi that provides for a minimum bonus for 2003 of $73,000.

•	an acquisition of the Company by merger or asset sale or

•	a change in control of the Company effected through a successful tender offer for more than 50% of the Company’s outstanding common stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

As indicated above, all of Mr. Robinson’s outstanding options will, except under certain limited circumstances, vest and become exercisable for all the option shares on an accelerated basis in connection with his termination of employment, including a termination following a change in control of the Company.

          The Company has entered into severance agreements with each of the Named Executive Officers and the other executive officers other than Mr. Robinson and Dr. Negro-Vilar, pursuant to which such individuals will, in the event their employment is involuntarily terminated in connection with a change in control of the Company, receive a severance benefit equal to

•	one times the annual rate of base salary in effect for such officer at the time of involuntary termination plus

•	one times the average of bonuses paid to such officer for services rendered in the two fiscal years immediately preceding the fiscal year of involuntary termination. The severance amount will be payable in 12 monthly installments following the officer’s termination of employment.

Compensation Committee Interlocks and Insider Participation

          Relationships and Independence of the Compensation Committee Members

          The Compensation Committee is composed of Messrs. Blissenbach and Groom and Dr. Johnson. No member of the Compensation Committee was at any time during the 2003 fiscal year or at any other time an officer or employee of the Company. No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.

          Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the Audit Committee Report, Audit Committee Charter, the Nominating Committee Charter, reference to the independence of the Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes..

Compensation Committee Report

          The following is the report delivered by the Compensation Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in determining the compensation of the Company’s executive officers.

          As members of the Compensation Committee of the Board of Directors, it is our duty to set the base salary of the Company’s executive officers and to administer the Company’s Stock Option/Stock Issuance and Employee Stock Purchase Plans under which grants may be made to the executive officers and other key employees. In addition, we approve the individual bonus programs to be effective for the executive officers each fiscal year.

          General Compensation Policy. Our fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package is comprised of three elements:

•	base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,

•	annual variable performance awards payable in cash and tied to the achievement of financial performance goals established by the Company, and

•	long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company’s stockholders.

As an officer’s level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon the Company’s performance and stock price appreciation rather than base salary.

          Factors. The principal factors which we considered in establishing the components of each executive officer’s compensation package for the 2003 fiscal year are summarized below. We may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

          Base Salary. The base salary for each officer is set on the basis of:

•	industry experience, knowledge and qualifications,

•	the salary levels in effect for comparable positions within the Company’s principal industry marketplace competitors and

•	internal comparability considerations.

We did not rely upon any specific compensation surveys for comparative compensation purposes. Instead, we made our decisions as to the appropriate market level of base salary for each executive officer on the basis of our understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. We estimate that the salary levels of the Company’s executive officers range from the 50th percentile to the 90th percentile of the salary levels in effect for comparable positions at those other companies.

          Annual Incentive Compensation. Annual bonuses are earned by each executive officer solely on the basis of the Company’s achievement of the corporate performance targets we establish at the start of the fiscal year. For fiscal year 2003, the performance targets were based upon individual goals supporting key corporate objectives, and each executive will be evaluated in relation to his or her contribution to the attainment of those targets. Accordingly, this element of executive compensation is earned solely on the basis of the Company’s success in achieving the corporate goals.

          Long-Term Incentive Compensation. During 2003, we approved the grant of stock options to certain executive officers under the 2002 Stock Option/Stock Issuance Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The number of shares subject to each option grant was based on the officer’s level of responsibilities and relative position in the Company. However, we do not adhere to any specific set of guidelines and determine the size of each grant as circumstances warrant.

          Each grant allows the officer to acquire shares of common stock at the market price on the grant date over a specified period of time, up to 10 years. Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

          CEO Compensation. In setting the compensation payable to the Company’s Chief Executive Officer, Mr. Robinson, we have sought to be competitive with other companies in the industry, while at the same time tying a significant percentage of such compensation to the Company’s performance and stock price appreciation. As described above under “Employment, Severance and Change of Control Arrangements with Executive Officers,” an employment agreement between the Company and Mr. Robinson sets forth the terms and conditions, including compensation, governing Mr. Robinson’s employment.

          We established Mr. Robinson’s base salary upon our evaluation of his personal performance and our objective to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. We estimate that his base salary is at the 75th to 90th percentile of the salary levels paid to such other chief executive officers.

          The remaining components of Mr. Robinson’s 2003 fiscal year compensation, however, were entirely dependent upon financial performance and provided no dollar guarantees. The cash bonus paid to him for the 2003 fiscal year will be based entirely on the Company’s attainment of certain objectives based on key corporate goals. It is our objective to have an increasing percentage of Mr. Robinson’s total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares.

          Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid in cash to the Company’s executive officers for the 2003 fiscal year did not exceed the $1.0 million limit per officer, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to the Company’s executive officers for fiscal 2004 will exceed that limit. The 2002 Stock Option/Stock Issuance Plan has been structured so that any compensation paid in connection with the exercise of options grants under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation, and therefore not subject to the $1.0 million limitation.

          It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company’s performance and the interests of the Company’s stockholders through the use of competitive and equitable executive compensations in a balanced and reasonable manner, for both the short- and long-term.

          We conclude our report with the acknowledgement that no member of the Compensation Committee is a current officer or employee of the Company or any of its subsidiaries.

COMPENSATION COMMITTEE

HENRY F. BLISSENBACH, CHAIR
JOHN GROOM
IRVING S. JOHNSON, PH.D.

Audit Committee Report

          The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Ligand specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

          The following is the report delivered by the Audit Committee of the Company’s Board of Directors with respect to the principal factors considered by such Committee in its oversight of the accounting, auditing and financial reporting practices of the Company for 2003.

          In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company based on the information it receives, on discussions with management and the auditors, and on the Committee members’ experience in business, financial and accounting matters. The Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent auditors, nor can the Committee certify that the independent auditors are “independent” under applicable rules. The Committee has the authority to engage its own outside advisors apart from counsel or advisors hired by management as it determines appropriate, including experts in particular areas of accounting.

          The Audit Committee is comprised of the following non-employee members of the Board of Directors: Michael A. Rocca, Henry F. Blissenbach and Alexander D. Cross, Ph.D. After reviewing the qualifications of all current Committee members and any relationship they may have that might affect their independence from the Company, the Board has determined that (i) all current Committee members are “independent” as that concept is defined under Section 10A of the Exchange Act, (ii) all current Committee members are “independent” as that concept is defined under the applicable Nasdaq listing standards, (iii) all current Committee members have the ability to read and understand financial statements and (iv) Michael A. Rocca qualifies as an “audit committee financial expert.” During 2003, the Committee met nine times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Chief Executive Officer, Chief Financial Officer, corporate controller and independent auditors prior to public release.

          In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Committee also discussed with management, and the independent auditors the quality and adequacy of the Company’s internal controls and the requirements of the Sarbanes-Oxley Act of 2002. The Committee also discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks. The Committee engaged the auditors and approved auditor services and fees, including audit, audit related, and non audit fees.

          Each year the Board reviews the adequacy of the committee’s written charter in light of the applicable Nasdaq and SEC rules. Each year, the Company provides a written certification of adoption of the charter and its adequacy as required by Nasdaq. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A.

          The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements, all critical accounting policies and practices used, all alternative treatments of financial information discussed with management, the ramifications of such alternative treatments and the preferred treatment of the auditors, and other material written communication between the auditors and management.

          The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2003 with management and the independent auditors including the adoption of FASB

Interpretation No. 46 “FIN46-R” Consolidation of Variable Interest Entities, an interpretation of ARB No. 51. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to stockholder approval, of the independent auditors and the Board concurred in such recommendation.

AUDIT COMMITTEE

MICHAEL A. ROCCA, CHAIR
HENRY F. BLISSENBACH
ALEXANDER D. CROSS, PH.D.

Performance Graph

          The graph below shows the five-year cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends, although dividends have not been declared on the common stock, and is based on the returns of the component companies weighted monthly according to their market capitalizations. The graph compares total stockholder returns of Ligand common stock, of U.S. companies traded on the Nasdaq Stock Market, as represented by the Total Return Index for the Nasdaq Stock Market (U.S.), and of the Nasdaq Pharmaceutical Index. Ligand’s common stock is traded on the Nasdaq National Market. The Nasdaq Pharmaceutical Index tracks approximately 250 domestic stocks in the biotechnology sector.

          The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company will not make or endorse any predictions as to future stockholder returns.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          In 1996, the Board adopted a shareholders rights plan (the “Rights Plan”) which provides for a dividend distribution of one preferred share purchase right (a “Right”) on each outstanding share of our common stock. Each Right entitles stockholders to buy 1/1000th of a share of Ligand Series A Participating Preferred Stock at an exercise price of $100, subject to adjustment. In September 2002, the Board amended the Rights Plan, reducing from 20% to 10% the “trigger” percentage of outstanding shares which, if acquired, would permit the rights to be exercised. Generally, the Rights become exercisable following the tenth day after a person or group announces acquisition of 10% or more of the common stock, or announces commencement of a tender offer, the consummation of which would result in ownership by the person or group of 10% or more of the common stock. In connection with our September 1998 agreements with Elan, we amended the Rights Plan to provide that the Rights would not become exercisable by reason of Elan’s (i) beneficial ownership on or before November 9, 2005 of up to 25% of the Common Stock or (ii) beneficial ownership after November 9, 2005 of a percentage of our common stock equal to its beneficial ownership on that date, to the extent such ownership exceeds 10%. These provisions related to Elan’s ownership were removed by an amendment to the Rights Plan in March 2004, following Elan’s divestiture in 2003 of all of its Ligand stock.

          Certain holders of the common stock, and the common stock issuable upon exercise of warrants and other convertible securities, are entitled to registration rights with respect to such stock.

          We have entered into employment agreements with each of Messrs. Robinson, Maier and Negro-Vilar and we have separate severance agreements with each of the Named Executive Officers and the other executive officers, except Mr. Robinson and Dr. Negro-Vilar. Please see “Employment, Severance and Change of Control Arrangements with Executive Officers” above for more details regarding these agreements. In October 2002 the Company engaged RNV Associates, Inc. a corporation controlled by Rosa Negro-Vilar, the spouse of Dr. Negro-Vilar, for clinical development consulting services. The contract was renewed for one year in October 2003 and provides for aggregate annual fees of $154,001. The contract and renewal were each reviewed and approved by the Audit Committee.

          Our bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by the Delaware General Corporation Law. The Company is also empowered under its bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and officers.

          In addition, the Company’s certificate of incorporation provides that to the fullest extent permitted by Delaware law, the Company’s directors will not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. Each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the director’s duty to the Company or its stockholders when the director was aware or should have been aware of a risk of serious injury to the Company or its stockholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the Company or its stockholders, for improper transactions between the director and the Company and for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

          All future transactions between the Company and its officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during the period from January through December 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied.

DEADLINE FOR PROPOSALS FOR 2005 PROXY STATEMENT

          Under the present rules of the SEC, the deadline for stockholders to submit proposals to be considered for inclusion in the Company’s proxy statement for next year’s annual meeting of stockholders is expected to be January 17, 2005, 120 days prior to May 17, 2005. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC and the procedure set forth in the bylaws of the Company, which requires notice to be delivered or mailed and received at the Company’s executive offices on or before January 17, 2005.

          In addition, the proxy solicited by the Board of Directors for the year 2005 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal no later than January 17, 2005.

ANNUAL REPORT AND FORM 10-K

     A copy of the Annual Report of the Company for the 2003 fiscal year which includes the Company’s Annual Report on Form 10-K has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. To assist in the solicitation process, the Company has retained Mellon Investor Services LLC. The fee for such services will be approximately $7,000 plus reasonable expenses incurred to distribute solicitation materials. No additional compensation will be paid to directors, officers or employees of the Company for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

OTHER BUSINESS

          As of the date of this proxy statement, the Board of Directors knows of no other business that will be presented for consideration at the annual meeting. If other matters are properly brought before the annual meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Warner R. Broaddus
Warner R. Broaddus
Vice President, General Counsel & Secretary

May 17, 2004

“Ligand”, the Ligand logo, Avinza, ONTAK, Panretin and Targretin are registered trademarks of the Company. Other trademarks in this proxy statement are the property of their respective owners.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

I. THE ROLE OF THE AUDIT COMMITTEE

The primary responsibility of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company”) in fulfilling its oversight responsibilities by:

1.      reviewing the financial information to be provided to the Company’s stockholders and others;

2.      overseeing the Company’s audit and compliance processes and financial reporting functions;

3.      monitoring and ensuring the adequacy of the Company’s internal audit function, and systems of internal accounting and financial controls, including the Company’s disclosure controls and procedures;

4.      appointing, engaging and monitoring the performance of the Company’s independent, outside auditors (the “Independent Auditors”) and the evaluation of the Independent Auditors’ qualifications and independence and

5.      monitoring the Company’s compliance with existing ethics and information security policies and securities legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Independent Auditors, the internal auditors and management of the Company and to resolve any disagreements between management and the Independent Auditors regarding financial reporting.

The Committee’s mandate is one of oversight and its role in no way relieves the Company’s management of its responsibility for preparing the Company’s financial statements such that they accurately and fairly present the Company’s financial condition, nor does it relieve the Independent Auditors of their responsibility for auditing those financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee may call on such resources as necessary to fulfill its responsibilities, including but not limited to Independent Auditors, management and consultants. In particular, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and it is authorized to retain, at the expense of the Company, independent legal, accounting, or such other advisors as it may deem necessary or advisable to carry out its duties.

The Independent Auditors’’ ultimate responsibility is to the Board and the Committee, as representatives of the stockholders. The Committee shall review the performance of the Independent Auditors and make reports and recommendations to the Board which are appropriate in its judgment, provided, however, that at least one such report shall be made annually in connection with the Company’s year-end reporting.

The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated under Article IV, “Duties of the Audit Committee.”

II.      AUDIT COMMITTEE COMPOSITION

The Committee shall be comprised of at least three members of the Board, and each member of the Committee shall meet the independence and experience requirements of Nasdaq, the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”). All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall be a “financial expert” as defined by the SEC. The Board shall appoint and remove the members of the Committee and its Chairman.

III.      FREQUENCY OF MEETINGS

The Committee’s regular meetings ordinarily coincide with the regular meetings of the Board, but the Committee shall set the time and place of its regular meetings as it deems appropriate. The Committee may hold special meetings as needed to fulfill its duties. Special meetings may be called by any member of the Committee, by the Board or by the Chairman of the Board. The business of the Committee may be conducted at such regular or special meetings, or by unanimous written consent. The Committee shall meet periodically with management, the internal auditor, and the Independent Auditors in separate executive sessions at least once a year. Reasonable notice of the time and place of all meetings shall be given to the Committee members in writing by fax, email, regular mail or courier effective upon receipt, but in no event less than 48 hours prior to the meeting. Notice may be waived at the relevant meeting, or at any time in writing. Meetings may be held in person or by telephonic or video conference.

IV.      DUTIES OF THE AUDIT COMMITTEE

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee:

1.      The Committee shall review this Charter at least annually and recommend any changes to the Board for approval.

2.      The Committee shall review with management and the Independent Auditors the financial information to be included in the Company’s Annual Report on SEC Form 10-K, including management’s discussion and analysis, and (i) the Independent Auditors’ judgment about the quality, not just the acceptability, of the accounting principles used in the preparation of the financial statements, (ii) any changes in the accounting policies or principles applied by the Company, (iii) all critical accounting policies and practices used and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of using such alternative treatments, and the treatment preferred by the Independent Auditors, (iv) the reasonableness of significant judgments, (v) the clarity of the disclosures in the financial statements, (vi) any material correcting adjustments and any material unadjusted differences that have been identified by the Independent Auditors, (vii) review the adequacy and effectiveness of the Company’s internal controls with management, the internal auditor and the Independent Auditors, and (viii) any special steps taken in light of material control deficiencies. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Independent Auditors under generally accepted auditing standards, applicable law or listing standards, including matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90. The Committee may discuss with the Independent Auditors issues on which it consulted their national office and matters of audit quality and consistency. Based on its overall review and discussions, the Committee shall make a determination whether to recommend to the Board that the audited financial statements should be included in the Company’s Annual Report to Stockholders.

3.      The Committee shall review and discuss with management and the Independent Auditors the quarterly financial information to be included in the Company’s quarterly reports on Form 10-Q, including the disclosures under management’s discussion and analysis. The Independent Auditors shall report to the Committee on all critical accounting policies and practices used and all alternative treatments of financial information within generally accepted accounting principles, the ramifications of using such alternative treatments, and the treatment preferred by the Independent Auditors. The Independent Auditors shall also discuss any other matters required to be communicated to the Committee by the Independent Auditors under generally accepted auditing standards, applicable law or listing standards. The Chairman of the Committee shall review the Company’s earnings releases and the types of financial information and earnings guidance periodically presented to analysts and rating agencies to the extent required by law or listing standards. The Committee shall also discuss the results of the Independent Auditors’ review of the Company’s quarterly financial information conducted in accordance with Statement of Auditing Standards No. 71.

4.      The Committee shall review with management, the Independent Auditors and the internal auditing department the quality and adequacy of, and compliance with, the Company’s internal controls. The Committee shall annually review the experience and qualifications of senior management personnel involved in the Company’s internal audit activity. In the event the Company does not have an internal audit department, and elects to have a third party internal audit contractor, the Committee shall also be responsible for the engagement, evaluation and termination of any such third party internal audit contractor and it shall approve all fees to be paid to contractor.

5.      The Committee shall review with the Company’s Chief Executive Officer and Chief Financial Officer, and other Company officers as necessary, the Company’s disclosure controls and procedures and shall review periodically, but not less frequently than quarterly, management’s conclusions about the efficacy of such disclosure controls and procedures, including any deficiencies in, or material non-compliance with, such controls and procedures.

6.      The Committee shall be solely responsible for the appointment of the Independent Auditors and, where appropriate, for their termination and replacement (subject to stockholder ratification). The Committee shall also be responsible for the oversight of the work performed by the Independent Auditors, and for resolution of any disagreements between management and the Independent Auditors regarding financial reporting. The Independent Auditors shall report directly to the Committee. The Committee shall pre-approve all audit services and permitted non-audit services to be performed for the Company by its Independent Auditors. The Committee shall also be solely responsible for approving the fees to be paid to the Independent Auditors for their services. The Committee may delegate authority to one or more members of the Committee to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Committee at its next scheduled meeting. The Independent Auditors shall not be engaged to perform any non-audit services prohibited by law, listing standards or SEC regulations.

7.      On not less than an annual basis, the Committee shall obtain and review a formal written statement of independence from the Independent Auditors which describes all relationships between the such Independent Auditors and the Company relevant to applicable independence standards;. The Committee shall discuss such report with the Independent Auditors and take such action as it may deem necessary to satisfy it that the Independent Auditors are independent.

8.      The Committee shall evaluate the performance of the Independent Auditors annually. In doing so, the Committee shall consult with management and shall obtain and review a report from the Independent Auditors describing: (i) all relationships between the Independent Auditors and the Company, (ii) the internal quality control procedures of the Independent Auditors, and (iii) any material issues raised by the most recent internal quality control review, or peer review, of the Independent Auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years in respect of one or more independent audits conducted by the Independent Auditors, and any steps taken to deal with such issues.

9.      The Committee shall discuss with the internal auditor and the Independent Auditors the overall scope and plans for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the internal auditor and the Independent Auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company’s accounting, financial, and disclosure controls, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Committee shall review with management and the Independent Auditors any management annual internal control report, and the attestation of such report by the Independent Auditors. Management and the internal auditor shall report promptly to the Committee regarding any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

10.      Following completion of the annual audit, the Committee shall review with each of (a) the Independent Auditors, (b) the Chief Financial Officer, (c) the Corporate Controller and (d) appropriate member(s) of the internal accounting department, and management any significant issues encountered during the course of the audit, the Company’s internal processes and controls and compliance therewith; and any management letter provided by the auditors and the Company’s response to that letter. Such review with the Independent Auditors shall include a description of the difficulties encountered, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters, material adjustments to the financial statements recommended by the Independent Auditors and adjustments that were proposed but “passed,” regardless of materiality.

11.      The Committee shall review periodically with management, the internal auditor and the Independent Auditors the effect of new or proposed regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements and other public disclosures.

12.      The Committee shall produce the report required to be included in the Company’s annual proxy statement, all in accordance with applicable rules and regulations.

13.      The Committee shall approve guidelines for the Company’s hiring of former employees of the Independent Auditors, which shall meet the requirements of applicable law and listing standards.

14.      The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

15.      The Committee shall review and approve (a) all of the Company’s transactions in which any of the following have a direct or indirect material interest: (i) directors, nominees for director or executive officers, (ii) any member of the immediate family of any such persons and (iii) any person or entity known to hold of record or beneficially more than five percent (5%) of any class of the Company’s securities, and (b) any other related party transactions involving the Company or any of its subsidiaries.

16.      The Committee shall periodically review with management and the Independent Auditors any correspondence with, or action by, regulators or government agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters or compliance with the Company’s business ethics and information security policies. The Committee shall also meet periodically with the General Counsel and other appropriate legal staff of the Company to review any legal matter that could have a significant impact on the Company’s financial statements.

17.      The Committee shall be responsible for evaluating its performance no less frequently than annually, and presenting the results of its assessment to the Board.

18.      The Committee may delegate any of its responsibilities to one or more members of the Committee.

19.      The Committee shall also carry out such other duties as may be delegated to it by the Board from time to time.

V.      REPORTS

The Committee together with the Secretary shall maintain a record of any actions taken by it. The Committee shall periodically report to the Board on its actions and findings. The Committee shall be responsible for the preparation of any reports required by law or requested by the Board.

* Supersedes Previous Charter Dated March 7, 2002.

APPENDIX B

CHARTER OF THE NOMINATING COMMITTEE

PURPOSE

The purpose of the Nominating Committee is to provide assistance to the Chairman of the Board and the Board of Directors in identifying, screening and recommending qualified candidates to serve as directors of the Company.

AUTHORITY

Pursuant to the bylaws of the Company, a Nominating Committee (the “Committee”) has been established by the Board of Directors as a standing committee. The Committee shall act only as a Committee with individual members possessing no power to act on their own.

The Committee shall have the following authorities:

1.	Elect a Chairperson of the Committee

2.	Adopt criteria which the Committee will apply in its selection of new directors

3.	Establish a list of qualified candidates to serve as members of the Company’s Board of Directors.

4.	To the extent the Committee deems appropriate, retain search firm(s) to assist in searches by the Committee for persons to be added to the Board.

5.	Consult from time to time with the Chief Executive Officer to obtain his/her views about whether new members should be added to the Board and about whether current members should be renominated or replaced.

6.	Review and make recommendations to the full Board regarding candidates suggested by the Company’s shareholders.

7.	Recommend to the full Board nominees for new and vacant positions on the Board.

8.	Conduct a review of this Charter at least every other year and recommend to the Board any changes the Committee deems appropriate.

9.	Make recommendations to the full Board regarding standing committee memberships and chairs.

MEMBERSHIP

The membership of the Nominating Committee shall be comprised of at least three (3) members of the Board of Directors, each of whom shall meet the relevant independence requirements as in effect from time to time and shall be free from any relationship that would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be appointed and removed by the Board.

MEETINGS

The Committee may hold such meetings as needed to fulfill its duties, e.g.,

1.	May: review current list of prospective board candidates and determine adequacy in conjunction with planned succession. Assign duties to solicit additional candidates as needed.

2.	November: recommend nominees for the slate of directors to stand for Election at the next annual meeting of shareholders.

3.	Special: recommend nominees to fill vacancies which may occur on the Board of Directors and such other items of business not resolved at the regular meetings.

The business of the Committee may be conducted at regular or special meetings, or by unanimous written consent. Special meetings may be called by any member of the Committee, by the Board, or by the Chairman of the Board. Reasonable notice of the time and place of all meetings shall be given to the Committee members in writing by fax, email, regular mail or courier effective upon receipt, but in no event less than 48 hours prior to the meeting. Notice may be waived at the relevant meeting, or at any time in writing. Meetings may be held in person or by telephonic or video conference.

A quorum shall consist of a majority of the Committee members. The action of a majority of those present at a meeting at which a quorum is present shall be the act of the Committee.

The Committee shall keep a record of its actions and proceedings, and make a report thereof from time to time to the Board of Directors.

The Board of Directors recommends a vote FOR Items 1, 2, 3, and 4	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

ITEM 1 – Election of Directors

FOR all nominees	WITHHOLD
listed at right	AUTHORITY
(except as	to vote for
marked	all nominees
to the contrary)	listed at right
☐	☐

ITEM 3 – Amendment to Company’s Amended and Restated Certificate of Incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Nominees:
01 Henry F. Blissenbach,
02 Alexander D. Cross,
03 John Groom,
04 Irving S. Johnson,
05 John W. Kozarich,
06 Carl Peck,
07 David E. Robinson,
08 Michael A. Rocca

WITHHELD FOR: (Write that nominee’s name in the space provided below):

ITEM 4 – Appointment of Independent Auditors

FOR	AGAINST	ABSTAIN
☐	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 2 – Amendment of 2002 Stock Option/Stock Issuance Plan	☐	☐	☐

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

ITEM 5 – To transact such other business as may properly come before meeting or any adjournment(s) thereof.	Check here if you plan to attend the annual meeting	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/lgnd

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
  on the internet at www.ligand.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LIGAND PHARMACEUTICALS INCORPORATED

The undersigned hereby appoints David E. Robinson and Warner R. Broaddus, as proxies, jointly and severally, with full power of substitution to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Ligand Pharmaceuticals Incorporated to be held at the La Jolla Marriott located at 4240 La Jolla Village Drive, La Jolla California, 92037 on Friday, June 11, 2004, or at any postponements of adjournments thereof, as specified on the reverse side, and to vote in their discretion on such other business as may properly come before the Meeting and any adjournments thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲